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                                                                EXHIBIT 23.1



                      CONSENT OF THE INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-58437) in Pre-Effective Amendment No.
2 and related prospectus of ANTEC Corporation for the registration of $115,000,000 4 1/2% Convertible Subordinated Notes due 2003 and to the incorporation by reference therein of our report dated January 30, 1998, with respect to the consolidated financial statements of ANTEC Corporation included in its Annual Report (Form 10-K/A-2) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                          /s/ Ernst & Young LLP


Chicago, Illinois
November 16, 1998